Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Third Quarter 2016 Results

DALLAS, Texas, November 8, 2016 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced third quarter 2016 financial and operating results.

Southcross’ net loss was $32.6 million for the quarter ended September 30, 2016, compared to $9.7 million for the same period in the prior year and $7.4 million for the quarter ended June 30, 2016. Net loss for the third quarter was higher than the prior quarter loss due primarily to higher depreciation and amortization expense and lower gain on sale of assets.

Adjusted EBITDA (as defined below) was $14.8 million for the quarter ended September 30, 2016, compared to $23.6 million for the same period in the prior year and $15.6 million for the quarter ended June 30, 2016. Adjusted EBITDA for the third quarter was below the prior quarter due to lower processed gas volumes, partially offset by lower expenses.

Processed gas volumes during the quarter averaged 299 MMcf/d, a decrease of 32% compared to 441 MMcf/d for the same period in the prior year and a decrease of 6% compared to 319 MMcf/d for the quarter ended June 30, 2016. The sequential quarter volumetric decline primarily represents a producer that reduced volumes below the minimum volume commitment level. Any deficiency payments associated with this volumetric shortfall will be determined at the end of the year.

Southcross implemented several key initiatives during the quarter that are expected to reduce operating expenses and lower future capital expenditure requirements. These initiatives include the planned shut-down and sale of two of its older and less efficient processing facilities and the reconfiguration of assets at the Lone Star processing facility to reduce electricity costs. In 2017, Southcross expects to realize $2 million in annual cost savings and $6 million in reduced annual capital expenditure requirements. Southcross also expects to receive $12 million in proceeds in 2017 related to these activities, which includes insurance recoveries and the sale of emissions credits. These represent the initial steps of a comprehensive cost savings program that has been approved by Southcross' Board of Directors and will be realized throughout 2017.

Capital Expenditures

For the quarter ended September 30, 2016, growth capital expenditures were $3.9 million and were related primarily to work to enhance system efficiency and capability. Growth capital expenditures for the nine months ended September 30, 2016 were $13.3 million. Southcross expects that growth capital expenditures for full year 2016 will be less than $30 million.

Capital and Liquidity

As of September 30, 2016, Southcross had total outstanding debt of $561 million including $123 million under its revolving credit facility as compared to total outstanding debt of $570 million as of June 30, 2016. The reduction in debt on a sequential quarter basis is due to the use of free cash flow from the business to pay down the revolver as well as the mandatory term loan amortization payment.

As of September 30, 2016, we were not in compliance with the consolidated total leverage ratio of our Financial Covenants absent an equity cure of $17.0 million. We believe that we will have the ability to fund this equity cure through the Equity Cure Contribution Agreement. Management is pursuing multiple alternatives to enhance the Partnership’s liquidity, including negotiation of amendments to certain covenants and terms contained in our Revolving Credit Agreement, which may include modifications to our existing Financial Covenants.

Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended September 30, 2016 was $5.8 million, compared to $12.7 million for the same period in the prior year and $6.7 million for the quarter ended June 30, 2016.

Conference Call Information

Southcross will hold a conference call on Tuesday, November 8, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its third quarter 2016 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13645847. The replay of the call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford Shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

About Southcross Holdings LP

Southcross Holdings LP, through its subsidiary Southcross Holdings Borrower LP, owns 100% of Southcross Energy Partners GP, LLC, the general partner of Southcross, as well as a portion of Southcross' common units, and all of Southcross' subordinated units and Class B convertible units. Holdings also owns natural gas gathering and treating assets as well as NGL pipelines and fractionation facilities in South Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the expectations, plans, strategies, objectives and growth of Southcross; and anticipated capital expenditures and Adjusted EBITDA. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:

Southcross Energy Partners, L.P.
David Lawrence, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Revenues	$123,043	$147,114	$316,673	$471,735
Revenues - affiliates	21,619	32,455	72,418	60,993
Total revenues	144,662	179,569	389,091	532,728

Expenses:
Cost of natural gas and liquids sold	108,572	133,401	273,638	399,111
Operations and maintenance	17,781	19,139	54,173	61,528
Depreciation and amortization	31,449	17,853	68,898	52,456
General and administrative	6,831	6,803	22,879	23,612
Impairment of assets	476	—	476	193
Loss (gain) on sale of assets, net	(179)	(33)	(12,755)	146
Total expenses	164,930	177,163	407,309	537,046

Income (loss) from operations	(20,268)	2,406	(18,218)	(4,318)
Other expense:
Equity in losses of joint venture investments	(3,694)	(3,567)	(10,656)	(10,722)
Interest expense	(8,598)	(8,688)	(26,601)	(24,087)
Total other expense	(12,292)	(12,255)	(37,257)	(34,809)
Loss before income tax benefit	(32,560)	(9,849)	(55,475)	(39,127)
Income tax benefit	—	190	2	113
Net loss	$(32,560)	$(9,659)	$(55,473)	$(39,014)
General partner unit in-kind distribution	(12)	(28)	(38)	(165)
Net loss attributable to Holdings	—	—	—	(4,258)
Net loss attributable to partners	$(32,572)	$(9,687)	$(55,511)	$(34,921)

Earnings per unit and distributions declared
Net loss allocated to limited partner common units	$(17,915)	$(4,799)	$(29,235)	$(16,711)
Weighted average number of limited partner common units outstanding	36,947	28,372	33,119	26,234
Basic and diluted loss per common unit	$(0.48)	$(0.17)	$(0.88)	$(0.64)

Net loss allocated to limited partner subordinated units	$(5,920)	$(2,065)	$(10,777)	$(7,777)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.48)	$(0.17)	$(0.88)	$(0.64)
Distributions declared and paid per common unit	$—	$0.40	$—	$1.20

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$4,115	$11,348
Trade accounts receivable	37,120	39,585
Accounts receivable - affiliates	5,283	49,734
Prepaid expenses	3,995	3,915
Other current assets	1,526	1,256
Total current assets	52,039	105,838

Property, plant and equipment, net	1,008,342	1,066,001
Investments in joint ventures	134,457	140,526
Other assets	2,222	6,595
Total assets	$1,197,060	$1,318,960

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$48,074	$66,458
Accounts payable - affiliates	—	7,871
Current portion of long-term debt	4,500	4,500
Other current liabilities	7,466	10,406
Total current liabilities	60,040	89,235

Long-term debt	544,409	604,518
Other non-current liabilities	8,665	3,871
Total liabilities	613,114	697,624

Commitments and contingencies

Partners' capital:
Common units (36,987,913 and 28,420,619 units outstanding as of September 30, 2016 and December 31, 2015, respectively)	257,977	271,236
Class B Convertible units (16,811,649 and 15,958,990 units issued and outstanding as of September 30, 2016 and December 31, 2015)	288,080	300,596
Subordinated units (12,213,713 units issued and outstanding as of September 30, 2016 and December 31, 2015)	26,689	37,920
General partner interest	11,200	11,584
Total partners' capital	583,946	621,336
Total liabilities and partners' capital	$1,197,060	$1,318,960

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(55,473)	$(39,014)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	68,898	52,456
Unit-based compensation	2,635	3,513
Amortization of deferred financing costs and PIK interest	2,796	2,615
Loss (gain) on sale of assets, net	(12,755)	146
Unrealized loss (gain) on financial instruments	(116)	289
Equity in losses of joint venture investments	10,656	10,722
Distribution from joint venture investment	740	500
Impairment of assets	476	193
Other, net	(247)	(69)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	46,444	5,613
Prepaid expenses and other current assets	(656)	(1,516)
Other non-current assets	(63)	77
Accounts payable and accrued liabilities	(24,685)	(14,180)
Other liabilities, including affiliates	2,553	3,163
Net cash provided by operating activities	41,203	24,508
Cash flows from investing activities:
Capital expenditures	(17,329)	(93,946)
Insurance proceeds (expenditures) from property damage claims	125	(2,482)
Net proceeds from sales of assets	20,734	4,693
Consideration paid for Holdings' drop-down acquisition	—	(15,000)
Investment contributions to joint venture investments	(5,327)	(2,474)
Net cash used in investing activities	(1,797)	(109,209)
Cash flows from financing activities:
Borrowings under our credit facility	3,110	136,000
Repayments under our credit facility	(62,250)	(31,000)
Repayments under our term loan agreement	(3,375)	(3,375)
Payments on capital lease obligations	(314)	(406)
Financing costs	(130)	(685)
Tax withholdings on unit-based compensation vested units	(122)	(420)
Payments of distributions and distribution equivalent rights	—	(35,088)
Expenses paid by Holdings on behalf of Valley Wells' assets	—	17,858
Borrowing of senior unsecured PIK notes	14,000	—
Repayment of senior unsecured PIK notes and PIK interest	(14,260)	—
Valley Wells operating expense cap adjustment	4,053	518
Contributions from general partner	—	1,301
Common unit issuances to Holdings related to equity cures	12,416	—
Interest on receivable due from Holdings	233	—
Net cash provided by (used in) financing activities	(46,639)	84,703

Net increase (decrease) in cash and cash equivalents	(7,233)	2
Cash and cash equivalents — Beginning of period	11,348	1,649
Cash and cash equivalents — End of period	$4,115	$1,651

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Financial data:
Adjusted EBITDA	$14,834	$23,573	$51,129	$58,991

Maintenance capital expenditures	$969	$3,351	$4,081	$8,968
Growth capital expenditures	3,926	25,636	13,248	84,978

Distributable cash flow	$5,830	$12,662	$20,853	$28,818
Cash distributions declared	—	11,826	—	33,546

Operating data:
Average volume of processed gas (MMcf/d)	299	441	320	432
Average volume of NGLs produced (Bbls/d)	29,675	43,541	35,043	42,031
Average daily throughput Mississippi/Alabama (MMcf/d)	136	216	146	234

Realized prices on natural gas volumes ($/Mcf)	$2.76	$3.61	$2.15	$3.07
Realized prices on NGL volumes ($/gal)	0.18	0.34	0.34	0.38

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$11,256	$20,005	$41,203	$24,508
Add (deduct):
Depreciation and amortization	(31,449)	(17,853)	(68,898)	(52,456)
Unit-based compensation	(929)	(1,038)	(2,635)	(3,513)
Amortization of deferred financing costs and PIK interest	(892)	(888)	(2,796)	(2,615)
Gain (loss) on sale of assets, net	179	33	12,755	(146)
Unrealized gain (loss) on financial instruments	61	(68)	116	(289)
Equity in losses of joint venture investments	(3,694)	(3,567)	(10,656)	(10,722)
Distribution from joint venture investment	(350)	(500)	(740)	(500)
Impairment of assets	(476)	—	(476)	(193)
Other, net	63	67	247	69
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(2,035)	11,338	(46,444)	(5,613)
Prepaid expenses and other current assets	(1,679)	2,296	656	1,516
Other non-current assets	63	(1)	63	(77)
Accounts payable and accrued liabilities	(3,123)	(17,224)	24,685	14,180
Other liabilities, including affiliates	445	(2,259)	(2,553)	(3,163)
Net loss	$(32,560)	$(9,659)	$(55,473)	$(39,014)
Add (deduct):
Depreciation and amortization	$31,449	$17,853	$68,898	$52,456
Interest expense	8,598	8,688	26,601	24,087
Income tax benefit	—	(190)	(2)	(113)
Unrealized loss on commodity swap derivatives	—	(15)	—	(126)
Loss (gain) on sale of assets, net	(179)	(33)	(12,755)	146
Revenue deferral adjustment	754	754	2,262	2,262
Unit-based compensation	929	1,038	2,635	3,513
Major litigation costs, net of recoveries	173	18	416	509
Transaction-related costs	—	613	6	1,785
Equity in losses of joint venture investments	3,694	3,567	10,656	10,722
Severance expense	—	—	16	734
Retention bonus due from Holdings	898	—	2,694	—
Valley Wells' operating expense cap adjustment	—	505	2,406	1,023
Fees related to Equity Cure Agreement	12	—	589	—
Distribution from joint venture investment	350	500	740	500
Impairment of assets	476	—	476	193
Other, net (1)	240	(66)	964	314
Adjusted EBITDA	$14,834	$23,573	$51,129	$58,991
Cash interest, net of capitalized costs	(8,035)	(7,750)	(26,197)	(21,317)
Income tax benefit	—	190	2	112
Maintenance capital expenditures	(969)	(3,351)	(4,081)	(8,968)
Distributable cash flow	$5,830	$12,662	$20,853	$28,818

(1) These amounts include an immaterial amount related to the effects of presenting our financial results on an as-if pooled basis (in connection with the 2015 Holdings Acquisition).